Exhibit 10.5
Exhibit 5
PROMISSORY NOTE

$1,000,000.00	Columbus, Ohio	September 22, 2010
FOR VALUE RECEIVED, FRANKLIN CREDIT MANAGEMENT CORPORATION (“Maker”) promises to pay to the order of The Huntington National Bank, as Administrative Agent (“Payee,” which term shall include any holder hereof) for the benefit of the Lenders under the Credit Agreement (as defined below), at such place as Payee may designate or, in the absence of such designation, at the office of the Administrative Agent at 41 South High Street, Columbus, Ohio 43215, the sum of One Million Dollars ($1,000,000.00) (hereinafter called the “Principal Sum”), together with interest as hereinafter provided. Maker promises to pay the Principal Sum and the interest thereon at the time and in the manner hereinafter provided in this promissory note (this “Note”). Capitalized terms used and not defined herein shall adopt their respective meanings as set forth in that a certain Amended and Restated Credit Agreement dated March 31, 2009, among The Huntington National Bank, as Administrative Agent (the “Administrative Agent”), The Huntington National Bank, Huntington Finance LLC, M&I Marshall & Ilsley Bank and BOS (USA) Inc., as Lenders, and Franklin Credit Asset Corporation, Tribeca Lending Corp., Franklin Asset, LLC, and multiple subsidiary borrowers, as Borrowers (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”).
This Note is issued in connection with that certain Restructure Agreement dated as of September 22, 2010 (the “Restructure Agreement”, among, inter alia, Payee and Maker (as amended, modified, supplemented or restated from time to time, the “Restructure Agreement”).
Until the Maturity Date (as defined below), interest will accrue on the unpaid balance of the Principal Sum until paid at the rate of 10% per annum; provided, however, if Maker pays the Principal Sum to Payee on or before the November 22, 2010 (the “Maturity Date”), no interest accruing under this Note shall be due and payable. All interest shall be calculated on the basis of a 365 day year for the actual number of days the Principal Sum or any part thereof remains unpaid.
The Principal Sum and any accrued interest shall be due and payable on the Maturity Date, subject to the terms of this Note.
Any installment or other payment not made within 10 days of the date such payment or installment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment.
This Note is guaranteed by Thomas J. Axon and secured by the Guarantor Collateral (as defined in the Restructure Agreement), and the security interests, assignments, and mortgages as described in the Restructure Agreement.

Upon the occurrence of any of the following events (each, an “Event of Default”):
(a) Maker fails to make any payment of interest or of the Principal Sum on or before the date such payment is due;
(b) the failure of Maker, any obligor, guarantor, assignor, or mortgagor (each a “Loan Party”) under any agreement or document delivered in connection with this Note or the Guarantor Collateral (as defined in the Restructure Agreement) to perform any covenant, term, or agreement in any instrument, mortgage, assignment or agreement evidencing, securing or related to any obligation of Maker or other Loan Party to Payee;
(c) if any Loan Party shall fail to do all things reasonably necessary to preserve and maintain the value and collectibility of the Guarantor Collateral;
(d) if the value of the Guarantor Collateral shall decline in any material respect, and Maker shall fail to furnish immediately upon demand additional collateral satisfactory to Payee;
(e) if Maker shall fail to furnish true and complete financial statements from time to time on request of Payee;
(f) the death or dissolution of Maker or any other Loan Party;
(g) if bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings are instituted by or against Maker or any other Loan Party under federal or state law; or
(h) if any representation, warranty or other information given to Payee by any Loan Party shall prove to be false, untrue or misleading in any material respect, then Payee may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable. In the event Payee shall institute any action for the enforcement or collection of the obligations evidenced hereby, Maker agrees to pay all costs and expenses of such action, including reasonable attorneys’ fees, to the extent permitted by law.
Additionally, upon the occurrence of an Event of Default, interest will accrue on the unpaid balance of the Principal Sum and unpaid interest, if any, until paid at the rate of 15% per annum.
Maker, and any indorser, surety, or guarantor, hereby severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, and consent that, without discharging any of them, the time of payment may be extended an unlimited number of times before or after maturity without notice. Payee shall not be required to pursue any party hereto, including any guarantor, or to exercise any rights against any collateral herefor before exercising any other such rights.

The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest or mortgage which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.
The captions used herein are for reference only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.
MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF MAKER OR PAYEE WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND MAKER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT MAKER OR PAYEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO THE WAIVER OF THE RIGHT OF MAKER TO TRIAL BY JURY.
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Maker:

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Thomas J. Axon

	Printed Name:	Thomas J. Axon
	Title:	President